UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2006

Vertical Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19462	86-0446453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Memorial Drive, Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 354-0600

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 1, 2006, the Company entered into an Amended and Restated Securities Purchase Agreement which amended and restated in its entirety that certain Securities Purchase Agreement dated October 18, 2006 (the “Securities Purchase Agreement”), as more fully described below in “Item 2.01 - Completion of Acquisition or Disposition of Assets - Amended and Restated Securities Purchase Agreement.”

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 1, 2006, pursuant to an Agreement and Plan of Merger dated as of October 18, 2006 (the “Merger Agreement”), by and among Vertical Communications, Inc. (the “Company”), Vodavi Technology, Inc., a Delaware corporation (“Vodavi”) and Vertical Acquisition Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“MergerSub”), MergerSub was merged with and into Vodavi (the “Merger”), with Vodavi continuing its corporate existence as a wholly-owned subsidiary of the Company (the “Surviving Entity”). Pursuant to the terms of the Merger Agreement, the certificate of incorporation, the bylaws, and the directors and the officers of MergerSub are now the certificate of incorporation, bylaws, and directors and officers of the Surviving Entity. In accordance with Delaware law, all of the rights, privileges, powers, immunities, purposes, and franchises of Vodavi and MergerSub have been vested in the Surviving Entity.

Vodavi is a provider of traditional and next-generation business telecommunications solutions, targeted to small and medium-sized business, primarily in the United States. Vodavi’s full range of communications solutions include traditional telephone systems, Voice-over-IP technology (“VOIP”) and converged telephony solutions that allow enterprises to deploy traditional digital or VOIP communications simultaneously, providing a flexible and cost-effective migration path to new technology. Vodavi is headquartered in Phoenix, Arizona. The Company acquired Vodavi because of its current products, its dealer and distributor channel, and installed base of customers. The Company believes that the Merger will result in greater combined research and development and marketing resources. In addition, the Company believes that the combined product set will create a more complete end-to-end product offering for its customers.

Pursuant to the Merger Agreement, each issued and outstanding share of capital stock of Vodavi was converted into the right to receive $7.50 in cash, without interest, on the terms specified in the Merger Agreement. Immediately prior to the effective time of the Merger, all outstanding options to purchase shares of Vodavi capital stock, whether vested or not vested, were exercised pursuant to a cashless exercise procedure and all equity incentive plans administered by Vodavi were terminated. The aggregate consideration paid by the Company to the stockholders of Vodavi was approximately $31.2 million in cash (the “Merger Consideration”). Following the Merger, Vodavi will delist its common stock from the Nasdaq Capital Market.

The Company obtained the Merger Consideration through (a) the sale (the “Series E Financing”) of 27,400 shares of its newly designated Series E Convertible Preferred Stock, par value $1.00 per share (the “Series E Preferred Stock”), at a purchase price of $1,000 per share (the “Original Issue Price”) to certain investors (the “Series E Investors”) pursuant to the Securities Purchase Agreement, as subsequently amended and restated, and (b) by entering into a Credit Agreement (the “Credit Agreement”) dated as of October 18, 2006, by and among the Company, Vertical Communications Acquisition Corp., a Delaware corporation (“VCAC”), Columbia Partners, L.L.C. Investment Management (“Investment Manager”), and NEIPF, L.P. (“Lender”), pursuant to which the Company issued (i) a senior secured promissory note payable to Lender (the “Initial Bridge Note”) in the principal amount of Ten Million Dollars ($10,000,000); and (ii) a senior secured promissory note payable to Lender (the “Term Note” and, together with the Initial Bridge Note the “Loans”) in the principal amount of Fifteen Million Dollars ($15,000,000). Pursuant to the Securities Purchase Agreement the Company also issued warrants to purchase an aggregate of 25,849,059 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at an exercise price of $0.58 per share (the “Warrants”).

Amended and Restated Securities Purchase Agreement

On October 18, 2006, the Company entered into the Securities Purchase Agreement providing for the sale of (i) 22,000 shares of Series E Preferred Stock, (ii) certain warrants (the “Tranche I Warrants”) to purchase an aggregate of 20,754,717 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and (iii) certain other warrants (the “Tranche II Warrants”) to purchase an aggregate of 20,754,717 shares of the Company’s Common Stock.

On December 1, 2006, the Company amended and restated in its entirety the Securities Purchase Agreement (the “Amended and Restated Securities Purchase Agreement”) to, among other things, reflect the satisfaction of certain financing provisions (the “Future Financing Transaction”) and to incorporate additional Series E Investors. The following is a summary of the material changes effected by the Amended and Restated Securities Purchase Agreement:

•	the number of shares of being issued and sold has been increased from 22,000 to 27,400, reflecting an increase in one investor’s original investment and the addition of certain investors;

•	the term “Shares” used throughout the Amended and Restated Securities Purchase Agreement has been amended to reflect all shares of Series E Preferred Stock being issued and sold under the Amended and Restated Securities Purchase Agreement;

•	the number of shares of Common Stock for which the Tranche I Warrants is exercisable has been increased from 20,754,717 to 25,849,059 and the term “Tranche I Warrants” has been deleted;

•	the Tranche II Warrants and all related references have been completely deleted and will no longer be issued at the closing;

•	the defined term “Warrants” in the Amended and Restated Securities Purchase Agreement now refers solely to the warrants formerly defined as the Tranche I Warrants;

•	the aggregate purchase price of the Series E Preferred Stock sold under the Amended and Restated Securities Purchase Agreement has been revised to $27,400,000 to reflect to sale of the additional shares of Series E Preferred Stock;

•	the provisions of the Securities Purchase Agreement related to a “Future Financing Transaction” have been deleted because the sale of the additional shares satisfied that provision and it was no longer applicable; and

•	the provision of the Securities Purchase Agreement requiring the Company to fulfill its obligations under existing rights of first refusal has been deleted because all stockholders of the Company possessing such rights of first refusal have either exercised or waived such rights with respect to this offering.

Other than as described above, no other term of the Securities Purchase Agreement was materially changed. The foregoing description of the Amended and Restated Securities Purchase Agreement does not purport to be a complete statement of the parties’ rights under the Amended and Restated Securities Purchase Agreement and is qualified in its entirety by reference to the full text of the Amended and Restated Securities Purchase Agreement, which is filed as Exhibit 10.8 hereto.

Dilution

Upon conversion of the Series E Preferred Stock and exercise of the Warrants issued in the Series E Financing, the Company’s Common Stockholders will experience substantial dilution to their respective ownership interest in the Company. Prior to the Series E Financing, the Company had 47,016,918 shares of its Common Stock issued and outstanding. Assuming full issuance of all shares of the Company’s Common Stock underlying options, warrants and shares of preferred stock, the Company would have had approximately 63,463,814 shares of Common Stock outstanding.

After the Series E Financing, assuming full issuance of all shares of the Company’s Common Stock underlying options, warrants and shares of preferred stock, the Company would have 162,496,029 shares of its Common Stock outstanding. This amount includes, without limitation, 51,698,113 shares of Common Stock issuable upon conversion of the Series E Preferred Stock, 25,849,059 shares of Common Stock issuable upon exercise of the Warrants, and 2,688,269 additional shares of Common Stock to be issued upon conversion of the Company’s Series D Convertible Preferred Stock, par value $1.00 per share (the “Series D Preferred Stock”) and the warrants (the “February 2006 Warrants”) issued in connection with the sale of the Series D Preferred Stock on February 9, 2006. The additional shares would be issued pursuant to certain anti-dilution provisions contained in the Certificate of Designations, Preferences and Rights for the Series D Preferred Stock (the “Series D Certificate of Designation”) and the February 2006 Warrants.

Under the terms of the Series D Certificate of Designation and the February 2006 Warrants, the Series D Preferred Stock and February 2006 Warrants are subject to adjustment for certain issuances of the Company’s securities, which includes the Series E Financing. The adjustment to the Series D Certificate of Designation resulting from the Series E Financing is a reduction in the conversion price of the Series D Preferred Stock from an original conversion price of $1.20 per share to $0.79 per share. Prior to the Series E Financing, the Series D Preferred Stock was convertible into an aggregate of 4,166,667 shares of the Company’s Common Stock. As a result of the Series E Financing, the Series D Preferred Stock will be convertible into an aggregate of 6,315,148 shares of the Company’s Common Stock. The adjustment to the February 2006 Warrants is an increase in the number of shares for which the February 2006 Warrants are exercisable. Prior to the Series E Financing, the February 2006 Warrants were exercisable for an aggregate of 1,041,667 shares of the Company’s Common Stock. As a result of the Series E Financing, the February 2006 Warrants are exercisable for an aggregate of 1,581,454 shares of the Company’s Common Stock.

A material relationship exists between certain of the Series E Investors and the Company. Specifically, each of M/C Venture Partners V, L.P. and its affiliates (collectively, “M/C Ventures”), Special Situations Fund III, L.P. and its affiliates (collectively, “SSF”), Pathfinder Ventures IV, L.L.C. and its affiliates (collectively, “Pathfinder”) and William Y. Tauscher, the Company’s Chief Executive Officer, President and Chairman of the Board, own shares of the Company’s Common Stock. Additionally, Peter Bailey, through West Laurelhurst LLC, and Scott Pickett are Series E Investors and executive officers of the Company. Mr. Bailey is a Senior Vice President of the Company and Mr. Pickett is the Company’s Chief Technology Officer.

Prior to the Series E Financing, assuming full issuance of all shares of the Company’s Common Stock underlying options, warrants and shares of preferred stock, M/C Ventures would have owned approximately 41.3% of the Company’s Common Stock, SSF would have owned approximately 18.6% of the Company’s Common Stock, Pathfinder would have owned approximately 9.0% of the Company’s Common Stock, and Mr. Tauscher would have owned approximately 2.2% of the Company’s Common Stock. Mr. Bailey would have owned approximately 0.4% of the Company’s Common Stock. Mr. Pickett would have owned approximately 0.4% of the Company’s Common Stock.

As a result of the Series E Financing, assuming full issuance of all shares of the Company’s Common Stock underlying options, warrants and shares of preferred stock, M/C Ventures would now own approximately 34.5% of the Company’s Common Stock, SSF would now own approximately 11.6% of the Company’s Common Stock, Pathfinder now would now own 16.3% of the Company’s Common Stock and Mr. Tauscher would now own approximately 1.7% of the Company’s Common Stock. Mr. Bailey would now own approximately 1.0% of the Company’s Common Stock. Mr. Pickett would now own 0.2% of the Company’s Common Stock.

Change in Beneficial Ownership of Certain Series E Investors

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. The number of shares of common stock used to calculate the percentage beneficial ownership of each of the persons mentioned below includes the shares of common stock underlying options, warrants and other convertible securities held by such persons that are exercisable within 60 days of December 1, 2006. The percentages reported above are based on 47,016,918 shares of common stock issued and outstanding as of December 1, 2006. For each beneficial owner, only the number of shares of Common Stock underlying options, warrants and other convertible securities held by that person have been included in the denominator. Accordingly, beneficial ownership percentage presented in this report are calculated on an individual, not an aggregate, basis.

Prior to the Series E Financing, M/C Ventures beneficially owned approximately 52.2% of the Company’s Common Stock, SSF beneficially owned approximately 25.7% of the Company’s Common Stock, Pathfinder beneficially owned approximately 9.9% of the Company’s Common Stock and Mr. Tauscher beneficially owned approximately 2.9% of the Company’s Common Stock. Mr. Bailey beneficially owned approximately 0.5% of the Company’s Common Stock and Mr. Pickett beneficially owned approximately 0.5% of the Company’s Common Stock 0.5%.

As a result of the Series E Financing, M/C Ventures now beneficially owns approximately 69.3% of the Company’s Common Stock, SSF now beneficially owns approximately 35.3% of the Company’s Common Stock, Pathfinder now beneficially owns 9.9% of the Company’s Common Stock and Mr. Tauscher now beneficially owns approximately 5.7% of the Company’s Common Stock. Mr. Bailey now beneficially owns approximately 3.4% of the Company’s Common Stock and Mr. Pickett now beneficially owns 0.8% of the Company’s Common Stock.

In general, the aggregate number of shares of common stock that Pathfinder may acquire upon exercise of any options, warrants or conversion of any preferred stock is limited to the extent necessary to ensure that, following such exercise, the total number of shares of common stock then beneficially owned by Pathfinder does not exceed 9.999% of the total number of issued and outstanding shares of common stock giving effect to such conversion or exercise. Without giving effect to this restriction, Pathfinder would beneficially own approximately 11.4% of the Company’s Common Stock prior to the Series E Financing and 38.0% of the Company’s Common Stock after the Series E Financing.

The foregoing description of the Series E Financing, the Initial Bridge Note, the Term Note, the Warrants, the Credit Agreement, the Merger Agreement, the Securities Purchase Agreement, and the Amended and Restated Securities Purchase Agreement does not purport to be a complete summary of the Series E Financing, the Initial Bridge Note, the Term Note or the Warrants, or a complete statement of the parties’ rights under the Credit Agreement, the Merger Agreement, the Securities Purchase Agreement, or the Amended and Restated Securities Purchase Agreement and is qualified in its entirety by reference to (a) the description of the Series E Financing set forth in the Company’s Current Report on Form 8-K filed with the Commission on October 19, 2006, which is incorporated herein by reference (the “Prior 8-K”), (b) the full text of (i) the Initial Bridge Note, (ii) the Warrants, (iii) the Credit Agreement, (iv) the Merger Agreement, and (v) the Securities Purchase Agreement which were filed as Exhibits 10.4, 4.3, 10.3, 2.1 and 10.2, respectively, to the Prior 8-K, and each of which are incorporated herein by reference, and (c) the full text of the Term Note and the Amended and Restated Securities Purchase Agreement which are filed as Exhibit 10.9 and Exhibit 10.8 hereto, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On December 4, 2006, the Company issued the Term Note in the original principal amount of fifteen million dollars ($15,000,000) in connection with the Merger. The funds from the Term Note are to be used as part of the Merger Consideration. The Term Note was issued under the terms of the Credit Agreement. As a condition to the Lender advancing the proceeds of the Term Note to the Company, the Surviving Entity is entering into a Joinder Agreement with the Lender whereby, among other things, it will join the Initial Bridge Note and Term Note as a maker, shall become liable for the payment and performance of all other obligations and indebtedness under the Credit Agreement and will join as a pledgor under the Security Agreement (described below) whereby it will grant a security interest in all of its assets to secure all of such indebtedness and obligations. Pursuant to the Credit Agreement, on October 18, 2006, the Company also issued to the Lender a warrant to purchase 4,500,000 shares of the Company’s Common Stock at an exercise price equal to $0.01 per share (the “Lender Warrant”). The Lender Warrant was filed as Exhibit 4.5 to the Prior 8-K and is incorporated herein by reference. The following is a summary of the Credit Agreement:

Maturity. The principal amount of the Term Note and any accrued and unpaid interest thereon, including a payment premium, is due and payable in full thirty six (36) months from the date of issuance of the Term Note. The principal amount of the Initial Bridge Note and any accrued and unpaid interest thereon is due and payable on July 1, 2007.

Interest. The outstanding principal amount of the Initial Bridge shall each bear interest at a rate per annum of fourteen percent (14%), payable in cash in arrears each fiscal quarter. The outstanding principal amount of the Term Note shall bear interest at a rate per annum equal to the applicable federal rate for the term of the Term Note as most recently published pursuant to the Internal Revenue Code of 1986, as amended, provided that upon any payment or prepayment of any amount of the Term Note, whether at its scheduled or other maturity or upon the occurrence of a Liquidity Event or Partial Liquidity Event, the Company is also obligated to pay to the Lender a payment premium equal to the amount required to provide the Lender with a rate of return of 13.5% per annum on the principal amount repaid (subject to increase to 15.5% for any period in which an Event of Default shall have occurred and be continuing).

Events of Default. An “Event of Default” under the Credit Agreement will entitle the Lender to certain rights. These Events of Default include, without limitation, failure by the Company to meet its payment obligations under the Credit Agreement as well as any other outstanding indebtedness of the Company; the Company’s breach of certain of its obligations and covenants under the Credit Agreement; the Company’s breach of any representation, warranty, certification, or other statement made in any document relating to the Loans; the Company’s insolvency and/or voluntary or involuntary bankruptcy; a final money judgment has been handed down against the Company’s assets in an amount in excess of $250,000 per individual case or $1.0 million in the aggregate during the term of the Credit Agreement; an order, judgment, or decree is entered against the Company decreeing the dissolution or split up of the Company and such order remains undischarged or unstayed for a period in excess of fifteen (15) days; and the failure of the Company or any creditor of the Company to comply with the terms of any subordination or intercreditor agreement or any subordination provisions of any note or other document running to the benefit of Lender or Investment Manager.

Remedies upon Events of Default. Upon an Event of Default, the following remedies shall become available under the Credit Agreement:

•	all obligations under the Credit Agreement shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind;

•	Investment Manager may, and at the request of Lender shall, by written notice (i) declare all or any portion of the obligations under the Credit Agreement to be immediately due and payable together with accrued interest thereon and (ii) exercise any other remedies which may be available under all documents related to the Loans or applicable law; and

•	with prior written consent of Investment Manager, Lender may set off any and all (i) balances held by Lender at any of its offices for the account of the Company and (ii) other property at any time held or owing by Lender to or for the credit or for the account of the Company against and on account of any of the obligations of the Company under the Credit Agreement.

The foregoing description of the Credit Agreement does not purport to be a complete statement of the parties’ rights under the Credit Agreement and is qualified in its entirety by reference to the full text of the Credit Agreement which was filed as Exhibit 10.3 to the Prior 8-K, and which is incorporated herein by reference.

Security Agreement

In connection with the Credit Agreement, the Company entered into a Security Agreement dated as of even date with the Credit Agreement, by and among the Company, VCAC and Investment Manager pursuant to which the Company granted a general security interest in substantially all of the Company’s assets in favor of Investment Manager as agent for Lender.

Upon an Event of Default (as described above in connection with the Credit Agreement), Investment Manager shall have, among other rights, the right to marshal the Company’s assets; to appoint a receiver to take possession of and to manage all or any portion of the collateral under the Security Agreement; and to sell, assign, and deliver or otherwise dispose of or cause to be sold or otherwise disposed of, the whole or any part of the collateral under the Security Agreement, at one or more commercially reasonable public or private sales, without demand or advertisement of the time or place of sale or of any adjournment thereof, for such price and upon such terms and conditions as Investment Manager, if any, may deem best in its exercise of its commercially reasonable discretion.

The foregoing description of the Security Agreement does not purport to be a complete statement of the parties’ rights under the Security Agreement and is qualified in its entirety by reference to the full text of the Security Agreement, which was filed as Exhibit 10.5 to the Prior 8-K, and which is incorporated herein by reference.

Pledge Agreement

The Company entered into a Pledge Agreement (the “Pledge Agreement”) dated as of even date with the Credit Agreement by and among the Company, VCAC, and Investment Manager, pursuant to which the Company pledged to Investment Manager, for the benefit of Lender and in connection with the Credit Agreement, all rights in the outstanding shares of the capital stock of VCAC held by the Company, including all options and warrants for the purchase of shares of the capital stock of VCAC held by the Company and all additional shares of stock of VCAC which may be acquired by the Company in the future.

The foregoing description of the Pledge Agreement does not purport to be a complete statement of the parties’ rights under the Pledge Agreement and is qualified in its entirety by reference to the full text of the Pledge Agreement, which was filed as Exhibit 10.7 to the Prior 8-K, and which is incorporated herein by reference.

Intellectual Property Security Agreement

The Company entered into an Intellectual Property Security Agreement (the “IP Security Agreement”) dated as of even date with the Credit Agreement by and among the Company, VCAC, and Investment Manager, pursuant to which the Company granted a security interest in certain of its intellectual property to Investment Manager, as agent for Lender, in connection with the Credit Agreement. The security interest granted by the Company to Investment Manager under the IP Security Agreement is in conjunction with the security interest granted by the Company to Investment Manager pursuant to the Security Agreement.

The foregoing description of the IP Security Agreement does not purport to be a complete statement of the parties’ rights under the IP Security Agreement and is qualified in its entirety by reference to the full text of the IP Security Agreement, which was filed as Exhibit 10.6 to the Prior 8-K, and which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

On December 1, 2006, pursuant to the terms of the Amended and Restated Securities Purchase Agreement described in Item 2.01 above, the Company agreed to sell an aggregate of 27,400 shares of its Series E Preferred Stock at a per share cash purchase price of $1,000.00 and to issue the warrants for the purchase of 25,849,059 shares of the Company’s Common Stock. Upon consummation of the Series E Financing, the Company received gross proceeds from the sale of approximately $27.4 million, which were used in part to finance the consideration for the Merger. The foregoing sales and issuances were made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof, relative to sales by an issuer not involving any public offering, and the rules and regulations thereunder.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the provisions of the Amended and Restated Securities Purchase Agreement and in connection with the acquisition by LG-Nortel Co., Ltd. (“LGN”) of 6,500 shares of the Company’s Series E Preferred Stock, our board of directors expanded the size of its membership from seven to eight and appointed LGN’s designee, Jong-Dae An, to serve as a Class I director to serve until the annual meeting of stockholders to be held in fiscal year 2008.

Mr. An, 46, has served as a director of Vodavi since August 2004. Mr. An has served as a group leader of the export business within the Network Division of LG Electronics Inc. where his career began in 1986. During most of this tenure with LGN, Mr. An managed the export of telecommunications equipment, establishing considerable market share in North America and Europe through relationships with leading distributors and world-class telecom service providers. Mr. An received a Master of Business Administration degree from the Helsinki School of Economy.

In accordance with the Amended and Restated Securities Purchase Agreement, the members of the Board of Directors after June 1, 2007 shall consist of (and the Company agrees to nominate for election):

•	the chief executive officer of the Company who shall serve as a Class II director,

•	one member who shall serve as a Class II director designated by the written consent of (A) Special Situations Fund III, L.P. and its Affiliates (collectively, “SSF”) so long as SSF and its affiliates continue to beneficially own at least 50% of the shares of Common Stock acquired by SSF and its affiliates upon the conversion of the shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”) held by them pursuant to the terms of the Consent, Waiver and Amendment Agreement dated September 25, 2004 (the “2004 Consent”) or (B) in the event that SSF is not entitled to appoint a director pursuant to clause (A), the majority-in-interest of the shares of Common Stock held by certain of the Company’s stockholders who acquired by them upon the conversion, pursuant to the terms of the 2004 Consent, of the shares of Series B Preferred Stock and Series C Convertible Preferred Stock held by them, acting as a single class;

•	two members who shall serve as Class III directors designated in writing by M/C Venture Partners;

•	three members with relevant industry experience who shall serve as Class I directors designated by the mutual agreement of M/C Venture Partners and the Board of Directors (reflected by approval of the Board of Directors (or its Nomination or Corporate Governance committee) of a written designation by M/C Venture Partners); and

•	one member who shall serve as a Class I director designated in writing, by LGN.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 30, 2006, the Company amended its current Certificate of Incorporation by filing the Certificate of Designations, Preferences and Rights for the Series E Preferred Stock (the “Certificate of Designations”) with the Delaware Secretary of State, designating as Series E Preferred Stock 33,000 shares of its 30,000,000 total authorized shares of preferred stock. In connection with the Amended and Restated Securities Purchase Agreement, described above, the Company and the Series E Investors agreed on an amended form of Certificate of Designations which differed from the Form of Certificate of Designations previously agreed to and filed as Exhibit 3.1 of the Prior 8-K to, among other things, (1) reflect the satisfaction of the Future Financing Transaction provision in the initial Securities Purchase Agreement, (2) remove the provision to increase the dividend rate if the Company fails to consummate a Future Financing Transaction, and (3) delete the special conversion provision applicable to the consummation of any Future Financing Transaction in its entirety.

The general terms of the Company’s Series E Preferred Stock are summarized below.

Voting. The holders of Series E Preferred Stock are entitled to vote on any matter presented at any meeting of the stockholders of the Company. Each holder of Series E Preferred Stock is entitled to cast a number votes equal to the number of whole shares of Common Stock into which the shares of Series E Preferred Stock are convertible as of the record date for determining stockholders entitled to vote on such matter. Currently, the number of shares of Series E Preferred Stock issued under the Amended and Restated Securities Purchase Agreement would convert into an aggregate of 51,698,113 shares of Common Stock, which represents approximately 31.8% of the total voting power of the Company on a fully-diluted basis.

Certain Restrictions. For so long as any shares of Series E Preferred Stock remain outstanding, the Company cannot, without the prior consent of any single holder of at least thirty percent (30%) of the outstanding Series E Preferred Stock, take any of the following actions:

•	alter or change the rights, preferences, or privileges of the Series E Preferred Stock or any provision of the Certificate of Incorporation or bylaws of the Company;

•	create or authorize the creation of any additional class or series of shares of stock, unless it is junior to the Common Stock;

•	subject to limited exceptions, issue or obligate itself to issue, any shares of the Company’s capital stock, including shares of the Series E Preferred Stock and Common Stock;

•	change the number of shares of capital stock reserved for grants or issuances under the Company’s equity incentive plans;

•	approve or engage in any transaction for the acquisition of any other entity;

•	liquidate, dissolve, or wind-up the business and affairs of the Company, effect any deemed liquidation, or consent to any of the foregoing;

•	subject to limited exceptions, purchase, redeem, or pay any dividend on, any shares of the Company’s capital stock or permit any subsidiary to do any of the foregoing; or

•	increase or decrease the number of directors from eight members.

Dividends. From the date of issuance, the Series E Preferred Stock accrues dividends at a rate of $80.00 per year and compounds annually. Dividends on the Series E Preferred Stock may be declared and paid from time to time as determined by the Company’s board of directors. The Company cannot declare, pay, or set aside any dividends or distributions on any other shares of capital stock of the Company unless the holders of Series E Preferred Stock first receive or simultaneously receive a dividend or distribution on each outstanding share of Series E Preferred Stock in such amounts as set forth in the Certificate of Designations.

Liquidation. Upon liquidation, dissolution, or winding up, the holders of Series E Preferred Stock are entitled, before any distributions are made to the holders of the Common Stock, or any other class or series of capital stock of the Company ranking junior to the Series E Preferred Stock as to such distributions, but in any event pari passu with the holders of Series D Preferred Stock, to be paid an amount equal to the Original Issue Price and any unpaid dividends thereon, subject to adjustment.

For purposes of this liquidation preference, unless waived in writing by any single holder of at least thirty percent (30%) of the outstanding Series E Preferred Stock and/or Series D Preferred Stock (as adjusted) then outstanding, a consolidation or merger of the Company into or with another entity or the sale of all or substantially all of the Company’s assets, in each case under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Company, immediately prior to such transaction, owned less than a majority in voting power of the outstanding capital stock of the Company or its successor, would be treated as a liquidation, dissolution or winding up of the Company.

Conversion. The holders of the Series E Preferred Stock have the right, at any time and at their option, to convert each share of Series E Preferred Stock into a number of shares of the Company’s Common Stock determined by dividing the Original Issue Price (as adjusted) by the then-applicable per share conversion price of the Series E Preferred Stock. The conversion price is subject to adjustment in the case of any stock dividend, stock split, combination, capital reorganization, reclassification, merger or consolidation by the Company. With limited exceptions, the conversion price is also subject to adjustment in the case of an issuance of shares of the Company’s Common Stock, or securities exercisable for or convertible into the Company’s Common Stock, at a per share price less than the conversion price then in effect. In the event that this occurs, the conversion price would be reduced to equal the per share price of the newly issued securities. Initially, the conversion price of the Series E Preferred Stock is $0.53 per share. Currently, the Series E Preferred Stock would convert into 51,698,113 shares of Common Stock.

Anti-dilution Adjustments. In the event the Company issues additional shares of Common Stock (which includes certain options and convertible securities issued by the Company), except in limited circumstances, for no consideration or for consideration per share that is less than the conversion price of the Series E Preferred Stock then in effect, the conversion price of the Series E Preferred Stock will be reduced to equal the per share price of the newly issued securities.

Redemption. Starting three years from the date the Certificate of Designations is filed, the Series E Preferred Stock may be redeemed in three equal annual installments commencing 30 days after any single holder of at least thirty percent (30%) of the issued and outstanding shares of Series E Preferred Stock consents to such redemption. The Series E Preferred Stock may be redeemed at a price equal to the Original Issue Price, plus all declared but unpaid dividends. If the Company fails to redeem the Series E Preferred Stock in accordance with the Certificate of Designations, then interest will accrue on any unpaid amount at a rate of 1% per each 30-day period that such amounts remain unpaid.

Special Redemption. Upon notice of certain events triggering a mandatory conversion under the Certificate of Designations, a holder of Series E Preferred Stock may instead elect to have the Company redeem its shares of Series E Preferred Stock (the “Special Redemption”). Any such shares will be redeemed at a price equal to the Original Issue Price, plus all declared and unpaid dividends (the “Special Redemption Price”). If the Company fails to redeem the shares of Series E Preferred Stock pursuant to the Special Redemption, the holders of such shares will sell such shares to any persons that the Company designates and will sell such shares at the Special Redemption Price.

The foregoing description of the Certificate of Designations does not purport to be a complete summary of the Certificate of Designations and is qualified in its entirety by reference to the full text of the Certificate of Designations, which was filed as Exhibit 3.1 to the Prior 8-K, and which is incorporated herein by reference.

Item 8.01 Other Events

On December 1, 2006, the Company issued a press release announcing the completion of the Merger. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

To be filed by amendment no later than 71 calendar days after the date this Current Report is required to be filed.

(b)	Pro Forma financial information

To be filed by amendment no later than 71 calendar days after the date this Current Report is required to be filed.

(c)	Exhibits

2.1	Agreement and Plan of Merger dated as of October 18, 2006, by and among Vertical Communications, Inc, Vertical Acquisition Sub Inc. and Vodavi Technology, Inc. (Incorporated by reference to Exhibit 2.1 to Vertical Communication, Inc.’s Current Report on Form 8-K filed with the Commission on October 19, 2006).

3.1	Certificate of Powers, Designations, Preferences and Rights of the Series E Convertible Preferred Stock of Vertical Communications, Inc. (filed herewith)

4.3	Form of Warrant to purchase shares of the Company’s Common Stock, issued by Vertical Communications, Inc. with schedule of warrant holders attached therein (Incorporated by reference to Exhibit 4.3 to Vertical Communication, Inc.’s Current Report on Form 8-K filed with the Commission on October 19, 2006).

4.5	Form of Warrant to purchase shares of the Company’s Common Stock, issued by Vertical Communications, Inc. to NEIPF, L.P. (Incorporated by reference to Exhibit 4.5 to Vertical Communication, Inc.’s Current Report on Form 8-K filed with the Commission on October 19, 2006).

10.2	Securities Purchase Agreement dated as of October 18, by and between Vertical Communications, Inc. and certain investors (Incorporated by reference to Exhibit 10.2 to Vertical Communication, Inc.’s Current Report on Form 8-K filed with the Commission on October 19, 2006).

10.3	Credit Agreement dated as of October 18, 2006, by and among Vertical Communications, Inc., Columbia Partners, L.L.C. Investment Management and NEIPF, L.P.( Incorporated by reference to Exhibit 10.3 to Vertical Communication, Inc.’s Current Report on Form 8-K filed with the Commission on October 19, 2006).

10.4	Form of Senior Secured Promissory Note (Initial Bridge Note) issued by Vertical Communications, Inc. to NEIPF, L.P. (Incorporated by reference to Exhibit 10.4 to Vertical Communication, Inc.’s Current Report on Form 8-K filed with the Commission on October 19, 2006).

10.5	Security Agreement dated as of October 18, 2006, by and among Vertical Communications, Inc., Vertical Communications Acquisition Corp., Columbia Partners, L.L.C. Investment Management, and NEIPF, L.P. (Incorporated by reference to Exhibit 10.5 to Vertical Communication, Inc.’s Current Report on Form 8-K filed with the Commission on October 19, 2006).

10.6	Intellectual Property Security Agreement dated as of October 18, 2006, by and among Vertical Communications, Inc., Vertical Communications Acquisition Corp., Columbia Partners, L.L.C. Investment Management, and NEIPF, L.P. (Incorporated by reference to Exhibit 10.6 to Vertical Communication, Inc.’s Current Report on Form 8-K filed with the Commission on October 19, 2006)

10.7	Pledge Agreement dated as of October 18, 2006, by and among Vertical Communications, Inc., Columbia Partners, L.L.C. Investment Management, and NEIPF, L.P. (Incorporated by reference to Exhibit 10.7 to Vertical Communication, Inc.’s Current Report on Form 8-K filed with the Commission on October 19, 2006)

10.8	Amended and Restated Securities Purchase Agreement dated as of December 1, 2006, by and among the Vertical Communications, Inc. and certain investors. (filed herewith)

10.9	Form of Senior Secured Promissory Note (Term Note) issued by Vertical Communications, Inc. to NEIPF, L.P. (filed herewith)

10.10	Joinder Agreement dated December 1, 2006 by and between Vodavi Technology, Inc. and NEIPF, L.P. (filed herewith)

99.1	Press Release, dated December 1, 2006, issued by Vertical Communications, Inc. (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2006.

VERTICAL COMMUNICATIONS, INC.

By:	/s/ Kenneth M. Clinebell
Kenneth M. Clinebell, Chief Financial Officer